UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule 14a-12

RESOLUTE HOLDINGS MANAGEMENT, INC.

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT
April 24, 2026
RESOLUTE HOLDINGS MANAGEMENT, INC.
445 Park Avenue, Suite 5B
New York, NY 10022
Dear Stockholder:
You are cordially invited to the annual meeting of stockholders (the “Annual Meeting”) of Resolute Holdings Management, Inc. (the “Company”), which will be held virtually at 11:00 a.m. Eastern Time on June 11, 2026. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. You will be able to attend the Annual Meeting and vote during the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/RHLD2026.
In connection with the Annual Meeting, you will be asked to consider and vote on certain proposals that are more fully described in the accompanying proxy statement (the “Proxy Statement”). Whether or not you plan to attend the Annual Meeting, we urge you to read the Proxy Statement and consider such information carefully before voting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE PROPOSALS PRESENTED IN THE PROXY STATEMENT.
Your vote is very important. Even if you plan to attend the Annual Meeting, if you are a stockholder of record of the Company’s common stock (“Common Stock”), please submit your proxy by Internet, mail or telephone as soon as possible to make sure that your shares are represented at the Annual Meeting, or you may submit your proxy at the Annual Meeting. If you hold your shares of Common Stock in “street name” through a bank, broker or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker or other nominee, which include instructions for voting by Internet or telephone.
On behalf of the Board of Directors, we thank you for your support of Resolute Holdings Management, Inc.
Yours sincerely,

Thomas R. Knott Chief Executive Officer and Director	David M. Cote Executive Chairman of the Board
This Proxy Statement is dated April 24, 2026. Holders of record of the Company’s Common Stock at the close of business on April 15, 2026 are entitled to receive notice of, and to vote at, the Annual Meeting.
Instructions on how to vote your shares are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 24, 2026.

RESOLUTE HOLDINGS MANAGEMENT, INC.
445 Park Avenue, Suite 5B
New York, NY 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2026
To the Stockholders of Resolute Holdings Management, Inc. (“we,” “our,” or the “Company”):
NOTICE IS HEREBY GIVEN that the 2026 annual meeting of stockholders of the Company (the “Annual Meeting”) will be held virtually at 11:00 a.m. Eastern Time on June 11, 2026.
Virtual Annual Meeting
In order to facilitate stockholder attendance and participation, after careful consideration, the Company’s Board of Directors (the “Board”) has determined to hold a virtual annual meeting in order to enable stockholders to participate from any location and at no cost to stockholders. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that stockholders will be afforded substantially the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online and vote your shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RHLD2026.
To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your “Important Notice Regarding the Availability of Proxy Materials,” proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be available on the Annual Meeting website on the day of the Annual Meeting.
Items of Business
At the Annual Meeting, you will be asked to consider and vote upon the following proposals:
1.
A proposal to elect four Class II directors to serve on the Company’s Board of Directors for a term expiring at the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death; and

2.
A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The foregoing items of business are more fully described in the accompanying Proxy Statement, which you should read in its entirety and carefully consider prior to casting any votes in connection with such proposals. The Board has set the close of business on April 15, 2026, as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders as of the Record Date will be available for inspection by stockholders, for any purpose germane to the Annual Meeting, at the Company’s offices during normal business hours for a period of 10 days prior to the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting virtually. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy

Materials,” which is expected to be mailed on or about April 24, 2026. Instructions on how to obtain a paper copy of our Proxy Statement and annual report to stockholders for the fiscal year ended December 31, 2025, are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on such notice. If you choose to receive a paper copy of our Proxy Statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.
IMPORTANT NOTICE ON THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 2026.
OUR PROXY STATEMENT AND ANNUAL REPORT FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2025 ARE AVAILABLE AT WWW.PROXYVOTE.COM.
By Order of the Board of Directors,
David A.P. Marshall Chief Legal Counsel and Corporate Secretary
April 24, 2026
New York, New York

i

PROXY STATEMENT
APRIL 24, 2026
RESOLUTE HOLDINGS MANAGEMENT, INC.
445 Park Avenue, Suite 5B
New York, NY 10022
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2026
This Proxy Statement is being made available via the Internet, beginning on or about April 24, 2026, to the owners of shares of Common Stock (the “Common Stock”) of Resolute Holdings Management, Inc. (the “Company,” “our,” or “we”) as of April 15, 2026 in connection with the solicitation of proxies by our Board of Directors for our 2026 annual meeting of stockholders (the “Annual Meeting”). On or about April 24, 2026, we expect to send an “Important Notice Regarding the Availability of Proxy Materials” (the “Notice”) to our stockholders. You will not automatically receive by mail our Proxy Statement and annual report for the fiscal year ended December 31, 2025 (the “annual report”). If you would like to receive a printed copy of our Proxy Statement, annual report and proxy card, please follow the instructions for requesting such materials in the Notice. Upon request, we will promptly mail to you paper copies of such materials free of charge.
QUESTIONS AND ANSWERS
The following section addresses certain questions about this Proxy Statement and the proposals described herein, which are to be presented at the Annual Meeting.
The Annual Meeting will be held virtually at 11:00 a.m. Eastern Time on June 11, 2026. You will be able to attend and vote at the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/RHLD2026. Each outstanding share of Common Stock as of April 15, 2026 (the “Record Date”) entitles its holder to cast one vote on each matter to be voted upon.
The following questions and answers may not include all of the information that is important to you as a stockholder of the Company. We urge our stockholders to read this entire Proxy Statement and our annual report and to carefully consider all of such information before casting any votes with respect to the proposals presented herein.
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders of record. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.
Why is the Annual Meeting a virtual, online meeting?
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Detailed instructions on how to participate at the Annual Meeting may be found online at www.virtualshareholdermeeting.com/RHLD2026.
What is the purpose of this document?
We are soliciting stockholder votes with respect to the following proposals:
1.
A proposal to elect four Class II directors to serve on the Company’s Board of Directors (the “Board”) for a term expiring at the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death (the “Director Election Proposal”); and

2.
A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Ratification Proposal”).

For more information about these proposals, please see the sections entitled “The Director Election Proposal” and “The Auditor Ratification Proposal.”
What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?
Certain of our stockholders hold or may in the future hold their shares of Common Stock beneficially through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares owned beneficially and those held of record.
Beneficial Owner:   If your shares of Common Stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your bank, broker or other nominee, as the case may be. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote. The voting instruction card from your bank, broker or other nominee contains voting instructions for you to use in directing the bank, broker or other nominee how to vote your shares, which include instructions for voting by Internet or telephone. You may also cast your vote by using the 16-digit control number included on your proxy card, voting instruction card or Notice.
Stockholder of Record:   If your shares of Common Stock are registered directly in your name with us or our stock transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting by following the instructions located at www.virtualshareholdermeeting.com/RHLD2026. You can authorize your proxy or, if you have requested that the proxy materials be sent to you by mail, timely return your proxy card.
What do I need to do to attend the Annual Meeting?
Stockholders of record as of the Record Date can attend the Annual Meeting online by logging onto our virtual forum at www.virtualshareholdermeeting.com/RHLD2026 and following the instructions provided on your proxy card, voting instruction card or Notice. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction card or Notice. If you do not have this control number at the time of the Annual Meeting, you will still be able to attend virtually, but you will not be able to vote.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Attendees should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Attendees should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.

Where can I obtain technical assistance if I encounter technical difficulties accessing virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting on the virtual Annual Meeting platform.
What constitutes a quorum?
The presence of a quorum is required for business to be conducted at the Annual Meeting. In accordance with the Nevada Revised Statutes and our Bylaws (“Bylaws”), the presence at the Annual Meeting, through virtual attendance or by proxy (regardless of whether the proxy has authority to vote on any matter), of the holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a separate class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such separate class or series for the transaction of such business. As of the Record Date, our Common Stock was the only class of our capital stock eligible to vote at the Annual Meeting, and there were 8,257,442 shares of our Common Stock outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, your shares represented by such proxy card will be considered in determining the presence of a quorum.
How do I vote?
You may vote at the Annual Meeting by following the instructions posted at www.proxyvote.com or by mail, Internet, or telephone. If you hold your shares of Common Stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.
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Voting by Mail:   If you are a holder of record of Common Stock and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope to Broadridge Financial Solutions, Inc. (“Broadridge”). If you hold Common Stock beneficially in “street name” and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your bank, broker, or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.

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Voting by Internet:   If you are a holder of record of Common Stock and choose to vote by the Internet, go to www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form to transmit your voting instructions. You must have your proxy card in hand when you access the website and you must transmit your voting instructions by 11:59 p.m. Eastern Time on June 10, 2026, the day before the Annual Meeting.

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Voting by Telephone:   If you are a holder of record of Common Stock and choose to vote by telephone, simply use any touch-tone telephone to transmit your voting instructions by calling the following number: 1-800-690-6903 and following the instructions. You must have your proxy card in hand when you call and you must transmit your voting instructions by 11:59 p.m. Eastern Time on June 10, 2026, the day before the Annual Meeting.

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Voting at the Annual Meeting:   If you attend the virtual Annual Meeting, you will be able to vote online at www.virtualshareholdermeeting.com/RHLD2026.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “— Can I change my vote or revoke my proxy after I return my proxy card?” below.
What is the deadline to provide my proxy?
If you give instructions as to your proxy appointment to the Annual Meeting by telephone or through the Internet, such instructions must be received by 11:59 p.m. Eastern Time on June 10, 2026, the day before the Annual Meeting. If you mail your executed proxy card for the Annual Meeting, such proxy card must be received by June 10, 2026, the day before the Annual Meeting.
How does the Board of Directors recommend I vote on the proposals?
The recommendations of the Board are set forth after the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
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“FOR” the election of each of the director nominees named in the Director Election Proposal; and

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“FOR” the Auditor Ratification Proposal.

How will my shares of Common Stock be voted if I do not indicate a vote on my proxy card?
Your shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted as recommended by the Board on those items. See the question above entitled “— How does the Board of Directors recommend I vote on the proposals?” Your shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.
Will my shares be voted if I do not provide my proxy?
For stockholders of record:   If you are the stockholder of record and you do not vote by proxy card or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.
For holders in street name:   If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Subject to applicable New York Stock Exchange (“NYSE”) and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on “routine” proposals (such as the Auditor Ratification Proposal) when they have not received voting instructions.
When a proposal is not a routine matter and you have not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.” For the effect of broker non-votes on each proposal, see “— What vote is required to approve each proposal?” below. The Director Election Proposal is a non-routine matter, and the Auditor Ratification Proposal is a routine matter. Accordingly, a broker non-vote will not affect the outcome of voting on the Director Election Proposal, and broker non-votes are not expected on the Auditor Ratification Proposal.
Can I change my vote or revoke my proxy after I authorize or return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record as of the Record Date, regardless of the way in which you submitted your original proxy, you may change it by:
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Returning a later-dated signed proxy card or written notice of revocation, as applicable, to Broadridge at c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Attention: Vote Processing;

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Submitting written notice of revocation over the Internet at www.proxyvote.com to Broadridge before 11:59 p.m. Eastern Time on June 10, 2026, the day before the Annual Meeting;

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Calling Broadridge at 1-800-690-6903 before 11:59 p.m. Eastern Time on June 10, 2026, to transmit notice of revocation the day before the Annual Meeting; or

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Attending the Annual Meeting and properly voting using the instructions posted at www.virtualshareholdermeeting.com/RHLD2026.

If your shares of Common Stock are held through a bank, broker, or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote virtually at the Annual Meeting by using the 16-digit control number included on your proxy card, voting instruction card or Notice. Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.

What vote is required to approve each proposal?
Proposal	Vote Required	What Are My Voting Choices?	Effect of Withholding/ Abstentions	Broker Non-Votes
Director Election Proposal	The election of directors shall be determined by a plurality of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon.	“FOR” or “WITHHOLD”	No Effect	No Effect
Auditor Ratification Proposal	The affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote thereon.	“FOR”, “AGAINST”, or “ABSTAIN”	Vote Against	N/A (Broker Non-Votes Not Expected)
The holders of Common Stock are not entitled to preemptive rights or cumulative voting on any of the aforementioned proposals, nor are such holders entitled to dissenter’s rights with respect to such proposals.
Notwithstanding the vote standards described herein, please be advised that the Auditor Ratification Proposal is advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, the Board or its committees. However, the Board or Audit Committee, as the case may be, will take into account the outcome of the vote when considering what action, if any, should be taken in response to this advisory vote by stockholders.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares of Common Stock on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Who will solicit proxies on behalf of the Board?
Our Board is asking you to give your proxy to Thomas R. Knott, our Chief Executive Officer, and Kurt Schoen, our Chief Financial Officer. Giving your proxy to Messrs. Knott and Schoen means that you authorize Messrs. Knott and Schoen, either of them or their duly appointed substitutes, to vote your shares at the Annual Meeting in accordance with your instructions. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, then the shares will be voted in accordance with the Board’s recommendations.
Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors and certain executive officers or employees of the Company.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that any brokers, trustees and other nominees who hold shares in their names furnish our proxy materials to the beneficial owners of the shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules.

PROPOSAL 1: THE DIRECTOR ELECTION PROPOSAL
The Company’s current Articles of Incorporation (our “Charter”) divide the Board into three classes with staggered three-year terms.
As of April 7, 2026, twelve (12) directors were serving on the Board, as follows:
Class II Director Nominees (Nominated for re-election until 2029)	Class III Directors (Continuing until 2027)	Class I Directors (Continuing until 2028)
Joseph J. DeAngelo Brian F. Hughes Mark R. James Thomas R. Knott	David M. Cote Paul S. Galant Dr. Krishna Mikkilineni Timothy Mahoney	John D. Cote Roger Fradin Wayne Hewett Jane J. Thompson
At the Annual Meeting, stockholders will be asked to elect the four Class II directors to serve for a three-year term expiring at the annual meeting of stockholders in 2029.
The Board has nominated Messrs. DeAngelo, Hughes, James and Knott as Class II directors based on the Board’s assessment of their candidacy, including the recommendation of our Nominating and Corporate Governance Committee.
Proxies solicited by or on behalf of the Board will, unless otherwise directed, be voted to elect Messrs. DeAngelo, Hughes, James and Knott. Messrs. DeAngelo, Hughes, James and Knott have each indicated a willingness to continue to serve for the term to which they have been nominated, if elected. In case any nominee is not a candidate at the Annual Meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remaining nominees and to vote for a substitute nominee in their discretion in such class, as they shall determine.
Set forth on the following pages is information about each of Messrs. DeAngelo, Hughes, James and Knott, including their age, principal occupation, and business experience for at least the past five years and the names of other publicly held companies on whose boards they serve or have served during the past five years.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers — What vote is required to approve each proposal?” above.
Board Recommendation
After careful consideration, the Board determined that election of each of the nominees for director named above is advisable and in the best interests of the Company and its stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
EACH OF THE NOMINEES FOR CLASS II DIRECTOR NAMED ABOVE.

Director Nominee Biographies — Class II Directors
Name	Principal Occupation and Business Experience
Joseph J. DeAngelo Age: 64
Mr. DeAngelo was appointed to our Board in February 2025 in connection with the spin-off of the Company from GPGI, Inc. (NYSE: GPGI) (“GPGI”), its former parent (the “Spin-Off”), and currently serves as the chairperson of the Audit Committee and a member of the Nominating and Corporate Governance Committee. He has also served on the board of directors of GPGI since September 17, 2024 and serves as the chairperson of its audit committee and a member of its nominating and corporate governance committee. He has served as a director of Vertiv Holdings Co. (NYSE: VRT), a digital infrastructure and continuity provider, since October 2022 and as Chairman of the Board, President and Chief Executive Officer of HD Supply Holdings, Inc. (“HDS”), one of the largest industrial distributors in North America, beginning in March 2015. Mr. DeAngelo previously served as President and Chief Executive Officer of HDS beginning January 2005, and was a member of HDS’s board beginning August 2007, serving in each position until the closing of the acquisition of HDS by The Home Depot, a home improvement retail corporation, during 2020. Mr. DeAngelo also served as Executive Vice President and Chief Operating Officer of The Home Depot during 2007, and from 2005 to 2006, he served as Executive Vice President of HDS. Mr. DeAngelo was chosen to serve on our Board due to his extensive leadership, management experience, and industry knowledge.

Brian F. Hughes Age: 67
Mr. Hughes has served as a member of our Board since the Spin-Off and currently serves as a member of the Audit Committee. Mr. Hughes has also served on the board of directors of GPGI since December 27, 2021 and serves as a member of its audit committee. Mr. Hughes also currently serves as a director and audit committee chair of both Bentley Systems (Nasdaq: BSY), an infrastructure engineering software company. Mr. Hughes was previously an audit partner, the national private markets group leader, and venture capital co-leader at KPMG LLP, a multinational audit, tax and advisory services firm, where he worked from 2002 to 2019, and an audit partner at Arthur Andersen where he worked from 1981 to 2002. Mr. Hughes received a Master’s in Business Administration and a Bachelor of Science in Economics and Accounting from the Wharton School of the University of Pennsylvania. Mr. Hughes was chosen to serve on our Board because of his financial expertise, extensive accounting, auditing, and venture capital experience as well as his experience as a director and advisor of other companies. Mr. Hughes also has experience in cybersecurity matters, as evidenced by his CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University’s Software Engineering Institute.

Mark R. James Age: 64
Mr. James has served as a member of the Board since the Spin-Off, and currently serves as the chairperson of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. James has also served on the board of directors of GPGI since September 17, 2024 and serves as the chairperson of its compensation committee and a member of its nominating and corporate governance committee. He is the President of Mark James Enterprises, his own executive consulting business. Previously, Mr. James served in roles of increasing seniority at multinational conglomerate Honeywell International, Inc. (“Honeywell”) for over 20 years before his retirement in July 2020, including nearly 13 years as Chief Human Resources Officer (“CHRO”). Prior to becoming CHRO, Mr. James’ prior roles at Honeywell included serving as

Name	Principal Occupation and Business Experience
Vice President of Human Resources and Communications for Honeywell Aerospace, Vice President of Human Resources and Communications for Honeywell Aerospace Electronic Systems, and HR Director of Federal Manufacturing and Technologies. Mr. James was selected to serve on our Board due to his deep leadership and management experience, including in the industrial sector.
Thomas R. Knott Age: 40
Mr. Knott has served as a member of the Board since the Spin-Off, and currently serves as a member of the Compensation Committee. Mr. Knott was appointed as the Company’s Chief Executive Officer in February 2025 in connection with the Spin-Off. He has also served on the board of directors of GPGI since September 17, 2024 and serves as a member of its compensation committee. Mr. Knott has also served as Co-Chief Investment Officer of GPGI from September 25, 2024 until the transfer of his employment to the Company in connection with the completion of the Spin-Off on February 28, 2025, following which he serves as Chief Investment Officer of GPGI and, since January 2026, as its principal executive officer. Mr. Knott previously served as the Head of the Permanent Capital Strategies Group in the Consumer and Investment Management Division of Goldman Sachs, a global investment bank and securities firm, starting in March 2018. He was also the CEO, CFO, Secretary and Director of special purpose acquisition companies GSAH I and GSAH II, respectively. Mr. Knott led all aspects of Goldman Sachs’ co-sponsorship of GSAH II from its initial public offering in June 2020 to its merger with Mirion Technologies, a provider of nuclear measurement and detection systems, in October 2021. He also led GSAH I from its initial public offering in June 2018 to its merger with Vertiv in February 2020. Mr. Knott is qualified to serve on our Board due to his years of finance and investing experience and his extensive knowledge of the public markets.

Continuing Director Biographies — Class III Directors
Name	Principal Occupation and Business Experience
David M. Cote Age: 73
Mr. Cote was appointed as the Executive Chairman of the Board in February 2025 in connection with the Spin-Off. Mr. Cote has also served as the Executive Chairman of the board of directors of GPGI since September 17, 2024, and as its Co-Chief Investment Officer from September 25, 2024 until the transfer of his employment to the Company in connection with the completion of the Spin-Off on February 28, 2025, following which he continues to serve as Executive Chairman of the board of directors of GPGI. In addition, he has served as the Executive Chairman of the board of directors of Vertiv since February 2020 and as Chief Executive Officer, President and Secretary and Chairman of the board of directors of its predecessor, GSAH I, from April 2018 until February 2020. Mr. Cote previously served as Chairman and Chief Executive Officer of multinational conglomerate Honeywell from July 2002 to March 2017 and subsequently as Executive Chairman of the board of directors of Honeywell until April 2018. He joined Honeywell as President and Chief Executive Officer in February 2002. Prior to joining Honeywell, he served as Chairman, President and Chief Executive Officer of TRW, a provider of products and services for the aerospace, information systems and automotive markets, from August 2001 to February 2002. From February 2001 to July 2001, he served as TRW’s President and Chief Executive Officer and from November 1999 to January 2001 he served as its President and Chief Operating Officer. Mr. Cote was Senior Vice President of multinational conglomerate General Electric Company and President and Chief Executive Officer of GE Appliances from June 1996 to November 1999. Mr. Cote was a director of the Federal Reserve Bank of New York from March 2014 to March 2018, as well as a director of Juniper Industrial Holdings, Inc., a special purpose acquisition company, from March 2020 until its merger with Janus International Group Inc. in June 2021. Mr. Cote is the father of Mr. John D. Cote. Mr. Cote was chosen to serve on our Board due to his many years of experience leading global organizations, his extensive knowledge of the global business environment, and his unique understanding of the opportunities and challenges facing our business.

Paul S. Galant Age: 58
Mr. Galant has served as a member of the Board since the Spin-Off and currently serves as a member of the Nominating and Corporate Governance Committee. He has also served on the board of directors of GPGI since September 21, 2022 and serves as a member of its nominating and corporate governance committee. Mr. Galant previously served as an Operating Partner of Churchill Capital, a real estate investment banking and investment firm, from January 2020 to January 2024, and served on the board of directors of Vivint Smart Home, Inc. (NYSE: VVNT), a smart home and security provider, from October 2015 to March 2023. Prior to that, Mr. Galant served as Chief Executive Officer of Brightstar Corp. (“Brightstar”), a leading mobile services company for managing devices and accessories and subsidiary of SoftBank Group Corp., a multinational investment holding company (“SoftBank”), and he has served as an Operating Partner of SoftBank. Prior to joining Brightstar, Mr. Galant was the Chief Executive Officer of VeriFone Systems, Inc., an electronic payment transactions company (“VeriFone”), and was a member of VeriFone’s board of directors, since October 2013. Prior to joining VeriFone, Mr. Galant served as the CEO of the Enterprise Payments business of Citigroup, Inc., a multinational financial services corporation (“Citigroup”) since 2010. In this role, Mr. Galant oversaw the design, marketing and implementation of global B2C and C2B digital payments solutions. From 2009

Name	Principal Occupation and Business Experience
to 2010, Mr. Galant served as CEO of Citi Cards, heading Citigroup’s North American and International Credit Card and Merchant Acquiring businesses. From 2007 to 2009, Mr. Galant served as CEO of Citi Transaction Services, a division of Citigroup’s Institutional Clients Group. From 2002 to 2007, Mr. Galant was the Global Head of the Cash Management business, one of the largest processors of payments globally. Mr. Galant joined Citigroup in 2000. Prior to joining Citigroup, Mr. Galant held positions at Donaldson, Lufkin & Jenrette, Smith Barney, and Credit Suisse. Mr. Galant holds a B.S. in Economics from Cornell University where he graduated a Phillip Merrill Scholar. Mr. Galant is qualified to serve on our Board because of his valuable experience in the financial services industry and in operations matters.
Dr. Krishna Mikkilineni Age: 66
Dr. Mikkilineni has served as a member of the Board since the Spin-Off, and currently serves as a member of the Compensation Committee. Dr. Mikkilineni has also served on the board of directors of GPGI since October 18, 2024 and serves as a member of its compensation committee and audit committee. Dr. Mikkilineni currently serves as General Partner of StartupXseed, a deep-tech venture fund, and as Co-Founder of The GAIN, a startup accelerator, roles he has held since 2019 and in which he has been instrumental in funding and growing 30 technology-driven startup companies. Prior to May 2019, Dr. Mikkilineni served in various roles of increasing seniority at Honeywell for over 33 years, including as global Chief Technology Officer, a role he held for nine years, and as global Chief Information Officer, a role he held for six years. Dr. Mikkilineni has been a member of the board of directors of Kone Corporation, a global elevator and escalator company, since 2022. Dr. Mikkilineni received his Ph.D. in electrical and computer engineering from the University of Florida. Dr. Mikkilineni was chosen to serve on our Board due to his extensive leadership and investing experience, technological expertise, as well as for his experience growing and expanding new businesses.

Timothy Mahoney Age: 70
Mr. Mahoney has served as a member of the Board since July 12, 2025 and currently serves as a member of the Compensation Committee. Mr. Mahoney is a highly experienced aerospace and defense executive who brings a breadth of operating capabilities from his leadership roles at major industrial companies. He served in several executive roles at Honeywell, including Senior Vice President of Digital Transformation from 2019 to 2022, Chief Executive Officer of Honeywell Aerospace from 2009 to 2019, and multiple Vice President roles across Honeywell Aerospace from 2003 to 2009. Prior to Honeywell, Mr. Mahoney spent 18 years at Sikorsky Aircraft, where he held a series of increasingly significant leadership roles. Mr. Mahoney earned a B.S. in Mechanical Engineering from the University of South Florida and graduated from the Program for Management Development at Harvard Business School. Mr. Mahoney was chosen to serve on our Board due to his breadth of operating capabilities from his leadership roles at major industrial companies.

Continuing Director Biographies — Class I Directors
Name	Principal Occupation and Business Experience
John D. Cote Age: 44
Mr. Cote has served as a member of the Board since the Spin-Off and currently serves as a member of the Nominating and Corporate Governance Committee. Mr. Cote also has served on the board of directors of GPGI since September 17, 2024 and serves as the chairperson of its nominating and corporate governance committee. He has served as a Managing Partner and founder of SRM Equity Partners, LLC, a private equity firm, since October 2013. Among his previous roles, Mr. Cote served as the Chief Executive Officer of Industrial Inspection & Analysis, Inc., an inspection, testing and analytical business, from September 2015 to September 2019, and has served as Chairman since September 2015. Mr. Cote brings a background in investment banking from his years at J.P. Morgan Chase & Co, a global investment bank and financial services firm, from 2005 to 2011 where he worked on equity, debt, and M&A transactions in the Natural Resources Coverage group, and where he was a member of the Corporate Client Banking strategy team. Mr. Cote is the son of Mr. David M. Cote. Mr. Cote was selected to be appointed to serve on our Board due to his deep leadership and investing experience, including in the industrial sector.

Roger Fradin Age: 72
Mr. Fradin has served as a member of the Board since the Spin-Off and currently serves as the chairperson of the Compensation Committee and a member of the Audit Committee. Since February 28, 2025, Mr. Fradin has served as a consultant to the board of directors of GPGI, and previously served as a member of the board of directors of GPGI from September 17, 2024 until February 28, 2025. He has served as a director of Vertiv (NYSE: VRT), a digital infrastructure and continuity provider, since February 2020, and previously as a director of its predecessor GSAH from June 2018. Mr. Fradin previously served in roles of increasing seniority at Honeywell from 2000 until his retirement in 2017, including as President and Chief Executive Officer of Honeywell’s Automation and Control Solutions business from January 2004 to April 2014 and as Vice Chairman of Honeywell from April 2014 until February 2017. Mr. Fradin also serves as a consultant for The Carlyle Group, a global investment firm, and an advisor to Seal Rock Partners, a private equity investment firm. Mr. Fradin was selected to be appointed to serve on our Board due to his deep leadership and investing experience, industrial expertise, as well as for his experience overseeing acquisitions.

Wayne Hewett Age: 61
Mr. Hewett has served as a member of the Board since July 12, 2025 and currently serves as a member of the Audit Committee. Mr. Hewett is a seasoned executive leader who currently serves as a Director on the boards of Home Depot (since 2014), Wells Fargo & Company (since 2019), and United Parcel Services, Inc. (since 2020). Since 2018, he has also served as a senior advisor to Permira, a global private equity firm. Since 2019, he has served as Chairman of Cambrex Corporation, a contract developer and manufacturer of active pharmaceutical ingredients; and since 2023, he has served as Chairman of Quotient Sciences, a drug development and manufacturing accelerator. In 2023, he joined the board of managers of ASP Resins Holdings LP, a private company that produces adhesives and performance materials. From 2015 to 2017, Mr. Hewett served as Chief Executive Officer of Klöckner Pentaplast Group, a packaging supplier. Mr. Hewett has previously held several other executive roles, spending over 20 years with General Electric Company (“GE”), including leadership roles in various GE business units and membership on

Name	Principal Occupation and Business Experience
GE’s Corporate Executive Council. Mr. Hewett earned a Bachelor’s and Master’s degree in Industrial Engineering from Stanford University. Mr. Hewett is qualified to serve on our Board due to his extensive public company board experience and deep leadership background.
Jane J. Thompson Age: 74
Ms. Thompson has served as a member of the Board since the Spin-Off and currently serves as a member of the Nominating and Corporate Governance Committee. Ms. Thompson has also served on the board of directors of GPGI since December 27, 2021 and serves as a member of its compensation committee. Ms. Thompson is the founder and Chief Executive Officer of Jane J. Thompson Financial Services LLC, a management consulting firm she founded in 2011. From May 2002 to June 2011, Ms. Thompson served as President of Walmart Financial Services, a division of Walmart Stores, Inc. that provides money services, products and solutions to Walmart customers. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups within Sears, Roebuck & Company, a department store chain, and was a partner with McKinsey & Company, Inc. advising consumer companies. Since 2012, Ms. Thompson has served on numerous public and private boards in fintech, financial services and payments. She currently serves as a director for Navient Corporation (Nasdaq: NAVI), an education financing company, and Katapult Holdings, Inc. (Nasdaq: KPLT), a financial technology company. Ms. Thompson received a Master’s in Business Administration from Harvard Business School and a Bachelor’s in Business Administration in Marketing from the University of Cincinnati. Ms. Thompson was chosen to serve on the Board because of her extensive experience in the fields of fintech, financial services and payments, and management consulting, as well as her experience as a member of various boards of directors.

Stockholder Nominations for Director Candidates
In order for a stockholder to nominate a person for election to the Board or bring other business before the 2027 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our Bylaws, which require that the stockholder deliver written notice to our Corporate Secretary and comply with the other requirements set forth in the Bylaws. See “Stockholder Proposals and Other Information — Deadline for Submission of Stockholder Proposals and Recommendations for Director” for more information.

CORPORATE GOVERNANCE
The Board is committed to governance practices that promote long-term Company value and strengthen Board and management accountability to our stockholders, clients and other stakeholders. Our key governance practices include:
• 9 of our 12 directors are independent • Separate CEO and Board Chair positions	• Clawback policy for management incentive compensation
Controlled Company Status
The Company is a “controlled company” within the meaning of NYSE’s listing rules. As of the Record Date, Tungsten 2024 LLC and its affiliates beneficially owned approximately 50.6% of the voting power of the Common Stock, and therefore is able to control all matters that require approval by the stockholders of the Company, including the election of directors, changes to the Company’s organizational documents and approval of acquisition offers and other significant corporate transactions.
As a “controlled company” within the meaning of NYSE’s listing rules, the Company qualifies for and relies on certain exemptions from certain corporate governance requirements.
NYSE Exemption	Company Governance
• No requirement to have a majority of independent directors on Board	• A majority (nine (9) of twelve (12) directors) are independent
• No requirement to have all independent directors on Compensation Committee	• A majority of the Compensation Committee members are presently independent directors
• No requirement that director nominations be made by only independent directors	• A majority of the Nominating and Corporate Governance Committee (which makes director nominations) members are presently independent directors
Board of Directors
The business and affairs of the Company are managed under the direction of our twelve-member Board in accordance with our Charter, Bylaws and our Corporate Governance Guidelines, copies of which can be found on our website at https://resoluteholdings.com/corporate-governance. Our Board is divided into three classes of directors, with the directors serving staggered three-year terms, with only one class of directors elected at each annual meeting of our stockholders. Our Class I directors are John D. Cote, Roger Fradin, Wayne Hewett and Jane J. Thompson (with their terms expiring at the 2028 annual meeting), our Class II directors are Thomas R. Knott, Mark James, Joseph J. DeAngelo and Brian F. Hughes (with their terms expiring at the Annual Meeting) and our Class III directors are Dr. Krishna Mikkilineni, Paul Galant, David M. Cote (Executive Chairman) and Timothy Mahoney (with their terms expiring at the 2027 annual meeting). Each of our Class II directors are director nominees for election at the Annual Meeting.
John D. Cote is the son of David M. Cote. There are no other family relationships among our directors and director nominees, or between our directors, director nominees and executive officers. We believe that our Board’s classified structure provides enhanced continuity and stability in business strategies and policies, which is beneficial for long-term strategic planning and oversight of our operations. We believe that maintaining a classified board structure balances the need for stockholders to express their opinion on the Board’s performance with the need for our directors to focus on our long-term success and maximizing value for the Company and its stockholders.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in each of the directors’ individual biographies above. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess, but in identifying and evaluating director nominees, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. The Board evaluates director candidates recommended by stockholders using the same criteria. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Size of the Board
The Board is authorized to increase or decrease the total number of directors within the limitations prescribed by our Charter and Bylaws.
Director Independence
The Board has affirmatively determined that each of Mr. DeAngelo, Mr. Fradin, Mr. Galant, Mr. Hewett, Mr. Hughes, Mr. James, Mr. Mahoney, Ms. Thompson and Dr. Mikkilineni is independent per applicable NYSE standards. We encourage candid discussions on sensitive topics by holding executive sessions of Board and committee meetings throughout the year.
Leadership Structure
Our Board believes that the determination of whether the roles of Chief Executive Officer and Executive Chairman of the Board be either combined or separated should be made based on the best interests of the Company and its stockholders at any point in time based on the circumstances of the Company from time to time. Currently, our leadership structure separates the roles of Chief Executive Officer and Executive Chairman of the Board with Mr. Knott serving as our Chief Executive Officer and Mr. David M. Cote serving as our Executive Chairman of the Board. We believe that this structure is appropriate as it provides Mr. Knott with the ability to focus on our day-to-day operations while allowing Mr. David M. Cote to lead our Board in its fundamental role of providing advice to, and oversight of, management.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to codify internal Board policies and procedures. These Guidelines include:
• Role and size of the Board • Succession planning • Interactions with institutional investors, the press, customers, and suppliers
•
Board member qualifications & independence

•
Board committee composition & responsibilities

•
New member orientation and continuing education for all directors

•
Addressing conflicts of interest

Role of the Board in Risk Oversight
General.   One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, review related person transactions and other significant conflicts of interest, investigate alleged breaches or violations of the Code of Conduct, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our Company’s corporate governance policies and systems in light of the governance risks that we face and the adequacy of our Company’s policies and procedures designed to address such risks. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on us.

Meetings of the Board and its Committees
The Board held a total of five meetings during the fiscal year ended December 31, 2025. In the year ended December 31, 2025, no member of our Board of Directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she served as a director) and (ii) the number of meetings held by all Committees of the Board of Directors (during the periods that he or she served on such Committees). Members of our Board are invited and encouraged to attend each annual meeting of stockholders. In 2025, ten of the members of the Board attended the annual meeting.
During the year ended December 31, 2025:
•
The Board of Directors held five meetings;

•
The Audit Committee held seven meetings;

•
The Compensation Committee held four meetings; and

•
The Nominating and Corporate Governance Committee held four meetings.

Board Committee Membership and Charters
The Board of Directors
Our Board currently has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Copies of committee charters are posted on our website at https://resoluteholdings.com/corporate-governance. Our standing Board committees were composed of the following directors as of December 31, 2025:
	Director Independence	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David M. Cote(1)	—	—	—	—
John D. Cote	—	—	—	Member
Joseph J. DeAngelo	Independent	Chairperson	—	Member
Roger Fradin	Independent	Member	Chairperson	—
Paul Galant	Independent	—	—	Member
Wayne Hewett	Independent	Member(3)	—	—
Brian Hughes(2)	Independent	Member	—	—
Mark James	Independent	—	Member	Chairperson
Thomas R. Knott	—	—	Member	—
Timothy Mahoney	Independent	—	Member(4)	—
Dr. Krishna Mikkilineni	Independent	—	Member	—
Jane J. Thompson	Independent	—	—	Member

(1)
Executive Chairman of the Board.

(2)
Audit Committee Financial Expert.

(3)
On July 12, 2025, Mr. Hewett was appointed to the Board and the Audit Committee.

(4)
On July 12, 2025, Mr. Mahoney was appointed to the Board and the Compensation Committee.

Audit Committee
Our Board has determined that each Audit Committee member meets the definition of an independent director as defined by the applicable NYSE listing standards and the additional independence criteria for members of audit committees specified in the NYSE listing standards and Rule 10A-3 under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that Mr. Hughes qualifies as an “audit committee financial expert,” as such term is defined by SEC rules. The Audit Committee’s responsibilities include:

•
Reviewing and discussing with management and the independent auditors our annual audited and interim financial statements

•
Discussing with management major risk assessment and risk management policies and any impacts of such risks or exposures on our financial statements

•
Reviewing all related-party transactions

•
Inquiring and discussing with management compliance with applicable laws and regulations

•
Determining the compensation and oversight of the work of the independent auditors (including disagreements between management and the independent auditors regarding financial reporting)

•
Establishing procedures for any complaints about accounting, internal accounting controls or reports

•
Appointing or replacing the independent auditors and monitoring their independence

•
Discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with our financial statements

•
Verifying the rotation of audit partners

•
Overseeing and monitoring cybersecurity risks

•
Pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services

•
Investigating any alleged breach or violation of our Code of Conduct and any matters related to accounting, internal accounting controls, financial fraud and similar matters

Compensation Committee
As a controlled company, we are not required to have a fully independent Compensation Committee. Our Board has determined that each of Mr. Fradin, Mr. James, Mr. Mahoney and Dr. Mikkilineni is an independent director as defined by the applicable NYSE listing standards. Our Board has determined that Mr. Knott is not independent due to his employment by the Company. The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation, and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. The Compensation Committee’s responsibilities include:

•
Overseeing employee compensation policies and practices

•
Reviewing performance objectives for annual and long-term compensation

•
Reviewing and approving employment agreements for executive officers

•
Overseeing stock ownership guidelines and compensation recoupment policy

•
Reviewing compensation of non-employee directors

•
Reviewing and approving compensation of our Chief Executive Officer and other executive officers

•
Administering our stock plans and other incentive compensation plans

•
Reviewing all management compensation and benefit plans, including any applicable threshold, target and maximum goals and payment amounts, as well as perquisite arrangements

Nominating and Corporate Governance Committee
As a controlled company, we are not required to have a fully independent Nominating and Corporate Governance Committee. Our Board has determined that each of Messrs. DeAngelo, Galant and James and Ms. Thompson is an independent director as defined by the applicable NYSE listing standards. Mr. John D. Cote is the son of Mr. David M. Cote, therefore our Board has determined that Mr. John D. Cote is not independent. Our Nominating and Corporate Governance Committee’s responsibilities include:
• Identifying individuals qualified to become members of our Board • Identifying best practices for corporate governance principles
•
Overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently

•
Developing and recommending to our Board corporate governance guidelines and principles

Code of Conduct
We have adopted a Code of Conduct (the “Code of Conduct”) applicable to our directors, executive officers and employees that complies with the rules and regulations of the NYSE. The Code of Conduct codifies the business and ethical principles that govern all aspects of our business.
All of our directors, officers and employees are expected to be familiar with the Code of Conduct and to adhere to those principles and procedures set forth in the Code of Conduct that apply to them. Officers, employees and directors are trained on our Code of Conduct annually and must acknowledge completion. The Company has posted the Code of Conduct and will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC, on the Company’s website at https://resoluteholdings.com/corporate-governance. In addition, a copy of the Code of Conduct will be provided without charge upon request to us in writing at 445 Park Avenue, Suite 5B, New York, NY, 10022, Attention: Legal or by telephone at (212) 256-8405.
Whistleblower Hotline
We value compliance, fairness, and transparency, and believe that open, honest communication is the expectation, not the exception. To align with that goal, we employ an independent third-party dedicated whistleblower hotline, available 24 hours a day, seven days a week via telephone and internet to our employees, stockholders and others, to encourage the reporting of suspected violations of our Code of Conduct or other Company policies and any illegal or unethical activity, including abuse, misconduct in the workplace, and financial fraud including with respect to accounting, internal controls and auditing, and any retaliation against employees or others who make any good faith allegation of misconduct. Communications that are received through this hotline are reviewed by the Audit Committee.
Policy Against Speculative Trading or Hedging
Our Insider Trading Policy prohibits officers and directors, and any other persons the Company determines should be subject to the policy, as well as their family and/or household members, from directly or indirectly trading in options, warrants, puts and calls or similar instruments of the Company’s securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery). In addition, such persons are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. We believe our Insider Trading Policy, and the processes we have implemented for the Company, are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and listing standards. The foregoing summary of our Insider Trading Policy is qualified in its entirety by reference to the full text of the Insider Trading Policy, which was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and is incorporated herein by reference.

Stockholder Communications
Any stockholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board, including any of our independent directors, should write to: The Board of Directors, c/o Resolute Holdings Management, Inc., 445 Park Avenue, Suite 5B, New York, NY 10022, Attention: Legal.
Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. The Company’s legal function may also forward certain correspondence elsewhere within our Company for review and possible response. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, service or product complaints, service or product inquiries, new service or product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Common Stock as of April 15, 2026 by:
•
each of the Company’s current directors and NEOs;

•
all current directors and executive officers of the Company as a group, and

•
each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 15, 2026.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.
	Amount and Nature of Beneficial Ownership	Percentage of Class/ Total Voting Power(2)
Directors and Named Executive Officers(1)
David M. Cote(3)	1,866	*
Kurt Schoen(4)	2,400	*
Thomas R. Knott(5)	4,107,534	49.7%
John D. Cote(5)	4,306,416	52.2%
Joseph J. DeAngelo(6)	1,917	*
Roger Fradin(7)	1,917	*
Paul Galant(8)	9,607	*
Wayne Hewett	—	—
Brian Hughes(9)	9,775	*
Mark James(10)	5,501	*
Timothy Mahoney(11)	9,207	*
Dr. Krishna Mikkilineni(12)	1,917	*
Jane J. Thompson(13)	8,190	*
Directors and Executive Officers as a Group (13 persons)	4,360,630	52.8%
Principal Stockholders
Tungsten 2024 LLC(5)	4,180,864	50.6%
Locust Wood Capital Advisers, LLC(14)	547,128	6.6%

*
Less than 1%.

(1)
The business address of each of our directors and NEOs is c/o Resolute Holdings Management, Inc., 445 Park Avenue, Suite 5B, New York, NY 10022.

(2)
The beneficial ownership of the Company as of April 15, 2026 is based on 8,257,442 shares of Common Stock outstanding as of such date.

(3)
Includes 1,866 shares of Common Stock owned by Mr. David M. Cote’s spouse, of which Mr. David M. Cote disclaims beneficial ownership.

(4)
Includes 2,400 shares of Common Stock owned directly by Mr. Schoen.

(5)
Based on a Schedule 13D/A filed with the SEC by Resolute ManCo Holdings LLC (“Resolute ManCo Holdings”), Tungsten 2024 LLC (“Tungsten”), John D. Cote, Thomas Knott and C 323 Holdings, LLC (“C 323 Holdings”) on March 19, 2025. Tungsten is the record holder of 73,330 shares of Common

Stock. Resolute ManCo Holdings is the record holder of 4,107,534 shares of Common Stock. Tungsten is the managing member of Resolute ManCo Holdings. Mr. John D. Cote is the manager of Tungsten. Mr. Knott is the sole member and manager of C 323 Holdings. C 323 Holdings is a member of Resolute ManCo Holdings. Tungsten has the right to vote and dispose of the shares of Common Stock it holds of record and, as the managing member of Resolute ManCo Holdings, has the right to vote and dispose of the shares of Common Stock held of record by Resolute ManCo Holdings, subject to certain consultation rights held by C 323 Holdings. Accordingly, each of Tungsten and Mr. John D. Cote may be deemed to share beneficial ownership of the shares of Common Stock held of record by Tungsten, and each of Resolute ManCo Holdings, Tungsten, Mr. John D. Cote, C 323 Holdings and Mr. Knott may be deemed to share beneficial ownership of the shares of Common Stock held of record by Resolute ManCo Holdings. Ridge Valley LLC, of which Mr. John D. Cote serves as manager, is the record holder of 125,000 shares of Common Stock. Mr. John D. Cote may be deemed to share beneficial ownership of the shares of Common Stock held of record by Ridge Valley LLC. The address of each of Resolute ManCo Holdings, Tungsten, Mr. Cote and C 323 Holdings, Mr. Knott, and Ridge Valley LLC is 445 Park Avenue, Suite 5B, New York, NY 10022. Includes 552 shares of Common Stock owned by Mr. John D. Cote’s spouse, of which Mr. John D. Cote disclaims beneficial ownership, and 1,917 shares of Common Stock underlying options held by Mr. John D. Cote that are exercisable within 60 days of April 15, 2026.
(6)
Includes 1,917 shares of Common Stock underlying options held by Mr. DeAngelo that are exercisable within 60 days of April 15, 2026.

(7)
Includes 1,917 shares of Common Stock underlying options held by Mr. Fradin that are exercisable within 60 days of April 15, 2026.

(8)
Includes (i) 7,690 shares of Common Stock held directly by Mr. Galant and (ii) 1,917 shares of Common Stock underlying options held by Mr. Galant that are exercisable within 60 days of April 15, 2026.

(9)
Includes (i) 7,858 shares of Common Stock held directly by Mr. Hughes and (ii) 1,917 shares of Common Stock underlying options held by Mr. Hughes that are exercisable within 60 days of April 15, 2026.

(10)
Includes (i) 1,797 shares of Common Stock held by the Mark R. James Revocable Trust, of which Mr. James is the trustee, (ii) 1,787 shares of Common Stock held by the Tammy James Revocable Trust — Mark & Tammy James TTEES, of which Mr. James and his spouse are the trustees, and (iii) 1,917 shares of Common Stock underlying options held by Mr. James that are exercisable within 60 days of April 15, 2026.

(11)
Includes 9,207 shares of Common Stock held directly by Mr. Mahoney.

(12)
Includes 1,917 shares of Common Stock underlying options held by Dr. Mikkilineni that are exercisable within 60 days of April 15, 2026.

(13)
Includes (i) 6,273 shares of Common Stock held directly by Ms. Thompson and (ii) 1,917 shares of Common Stock underlying options held by Ms. Thompson that are exercisable within 60 days of April 15, 2026.

(14)
Locust Wood Capital Advisers, LLC may be deemed the beneficial owner of an aggregate of 547,128 shares of Common Stock through its role as the investment manager of Locust Wood Capital, LP and Locust Wood Ultra Fund, LP and certain other managed client accounts. LWCA Partners LP acts as the sole member of Locust Wood Capital Advisers, LLC. LWCA Partners, GP LLC acts as the general partner of LWCA Partners LP. Stephen Errico acts as the managing member of LWCA Partners, GP LLC. The principal business address of each of such persons is 90 Park Avenue, 27th Floor, New York, NY 10016. This information is based solely on a Schedule 13G filed by such persons on April 3, 2025.

EXECUTIVE OFFICERS
Executive Officers
The biographies of Mr. David M. Cote, our Executive Chairman, and Mr. Thomas Knott, our Chief Executive Officer, appear under the section titled “Proposal 1: The Director Election Proposal” above.
Kurt Schoen, Chief Financial Officer, 44
Mr. Schoen has served as the Chief Financial Officer of the Company since February 19, 2025. From September 17, 2024 until the completion of the Spin-Off, he served as a Principal — Investment Analyst GPGI, and since January 2026 has served as its principal financial officer. He previously served from March 2022 to September 2024 as a Principal at I 130 Partners, a private investment firm, taking on operational roles as Interim CEO of Euro-Wall Systems, a manufacturer of premium impact door systems, and Head of M&A at Paschal Air, Plumbing & Electric, an HVAC, plumbing and electrical services company. From March 2016 to July 2021, he was a Senior Equity Analyst at Hightower Advisors, a wealth management firm, after serving as a Senior Equity Analyst at GCI Partners and in equity research at CLSA Americas. Mr. Schoen was previously a Controller at MHR Fund Management, after starting his career at KPMG, and is a CFA Charterholder and CPA.

NON-EMPLOYEE DIRECTOR COMPENSATION
Compensation Program for Non-Employee Directors
Effective as of the completion of the Spin-Off on February 28, 2025 (the “Distribution Date”), our Board approved and adopted a director compensation policy (the “Director Compensation Policy”), which provided that upon joining the Board, each eligible non-employee director would receive an initial equity award of stock options to acquire shares of our Common Stock (“Options”) with a grant date value of $50,000, granted on the date such non-employee director commences service on the Board (the “Initial Equity Award”). Additionally, the Director Compensation Policy provided that non-employee directors would be granted, on an annual basis, Options with a grant date value of $100,000 effective on the date of each annual meeting (or, in the case of a non-employee director who joins the Board after the occurrence of the annual meeting for the year of their appointment to the Board, a pro-rata amount based on their appointment date) (the “Annual Equity Award”). The Initial Equity Award and the Annual Equity Award each vest in equal annual installments over four years commencing on the first anniversary of the date on which the award is granted. In addition, each non-employee director would be reimbursed for out-of-pocket travel expenses incurred in connection with attending Board or committee meetings.
Each of our directors, other than Messrs. Fradin, Hewett and Mahoney, is also a director on the board of GPGI. While they will receive compensation for service on each board, their total compensation is weighted toward performance of GPGI. Neither of Messrs. D. Cote nor Knott receive compensation for their service on our Board or the board of GPGI.
Effective as of the Distribution Date, each of our non-employee directors (except for Messrs. Hewett and Mahoney, who both joined our Board on July 12, 2025) received an Initial Equity Award in connection with the Spin-Off and a prorated Annual Equity Award in connection with their services from the Distribution Date through our Annual Meeting, pursuant to the terms of the Director Compensation Policy. These Option awards were in respect of 2,064 shares of our common stock and had an exercise price per share of $46.82.
Effective September 23, 2025, the Board approved amendments to the Director Compensation Policy (the “Amended Director Compensation Policy”). The Amended Director Compensation Policy provides that each eligible non-employee director receives an annual cash retainer of $50,000, except that each non-employee director who is also a member of the board of directors of any entity that is managed by us or any of our controlled affiliates pursuant to a management agreement or similar agreement (a “Dual-Hatted Director”) will not receive the annual cash retainer. The Amended Director Compensation Policy also provides that, upon joining the Board, each eligible non-employee director receives an Initial Equity Award, with a grant date value of $200,000, except that each Dual-Hatted Director receives an Initial Equity Award with a grant date value of $50,000 instead. Additionally, the Amended Director Compensation Policy provides that eligible non-employee directors will be granted an Annual Equity Award with a grant date value of $250,000, except that each Dual-Hatted Director receives an Annual Equity Award with a grant date value of $100,000 instead. Eligible non-employee directors who join the Board after the annual meeting for the year of their appointment will receive a prorated portion of the Annual Equity Award. The vesting schedule of the Options remains the same and the Options will have an exercise price per share equal to the fair market value of a share of Common Stock at the time of grant. In addition, we provide a program for each eligible non-employee director to elect to convert 25, 50, 75 or 100% of their total annual cash compensation into an Option with an equivalent grant date value (the “Option Conversion Program”).

2025 Director Summary Compensation
Information provided in the following table reflects the compensation delivered to our non-employee directors for 2025:
Current Directors(1)	Fees Earned or Paid in Cash ($)(2)	Options ($)(3)(4)	Total ($)
John D. Cote	—	150,006	150,006
Joseph J. DeAngelo	—	150,006	150,006
Roger Fradin	—	150,006	150,006
Paul S. Galant	—	150,006	150,006
Wayne Hewett	50,015	418,489	468,504
Brian F. Hughes	—	150,006	150,006
Mark R. James	—	150,006	150,006
Timothy Mahoney	50,009	418,492	468,501
Dr. Krishna Mikkilineni	—	150,006	150,006
Jane J. Thompson	—	150,006	150,006

(1)
Neither of Messrs. D. Cote or Knott receive compensation for their service on our Board or the board of GPGI.

(2)
The amounts shown for Messrs. Hewett and Mahoney represent the grant date value of the Options they received under the Option Conversion Program in lieu of the annual cash retainer, computed in accordance with FASB ASC Topic 718.

(3)
Represents the grant date value for the Options received by each current non-employee director computed in accordance with FASB ASC Topic 718.

(4)
The following table reflects the aggregate number of shares of Common Stock subject to Options as of December 31, 2025:

Current Directors	Shares of Common Stock underlying Options as of December 31, 2025
John D. Cote	7,667
Joseph J. DeAngelo	7,667
Roger Fradin	7,667
Paul S. Galant	7,667
Wayne Hewett	23,916
Brian F. Hughes	7,667
Mark R. James	7,667
Timothy Mahoney	24,180
Dr. Krishna Mikkilineni	7,667
Jane J. Thompson	7,667
The exercise price of each Option is equal to the fair market value of our common stock as of the date of grant.

EXECUTIVE COMPENSATION
As noted above, we are an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012), and we have elected to comply with reduced public company reporting requirements relating to our executive compensation program. In addition, the Company is not required to hold an advisory vote on executive compensation, but will do so when required.
In lieu of the full executive compensation information required by larger companies, we have included the following Compensation Summary to assist stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for 2025. This Compensation Summary explains how we determined the material elements of compensation for our CEO and other named executive officers, identified pursuant to SEC rules (“NEOs”). Our NEOs for 2025 are:
NEO	TITLE
Thomas R. Knott	Chief Executive Officer
David M. Cote	Executive Chairman
Kurt Schoen	Chief Financial Officer
Our company was formed in connection with the Spin-Off of the Company from GPGI in February 2025 and all of our executive officers joined the Company after year-end 2024. As such, we had no named executive officers for the fiscal year ended December 31, 2024. Discussion of NEO compensation arrangements in this “Executive Compensation” disclosure are limited to arrangements in place for fiscal year ended December 31, 2025.
Compensation Committee Interlocks
Compensation decisions are made by our Compensation Committee. As a “controlled company” we have elected not to comply with certain corporate governance requirements, including that we establish a compensation committee composed entirely of independent directors. Mr. Knott, our Chief Executive Officer, is a member of the Compensation Committee. Mr. Knott recuses himself from discussions and decisions related to his compensation, which is handled by other members of the Compensation Committee.
For 2025, Mr. Knott received as total compensation for his service as Chief Executive Officer salary of $750,000 and an annual bonus of $1,500,000 (200% of target). Mr. Knott was also previously a member of the GPGI Compensation Committee and ceased serving on such Committee in late 2025. On February 28, 2025, upon the completion of the Spin-Off and the transfer of his employment to the Company, GPGI entered into a Consulting Agreement with Mr. Knott, under which Mr. Knott is eligible to receive grants of restricted stock units or other equity incentive awards as determined by GPGI and will remain eligible to vest in equity incentive awards previously granted by GPGI, in exchange for his provision of certain consulting and advisory services with respect to executing strategic corporate transactions and related activities, and such other similar services as reasonably requested by GPGI. In 2025, Mr. Knott did not receive any GPGI equity incentive awards, but remained eligible to vest into equity awards he received in 2024. For additional information regarding Consulting Agreements entered into with GPGI, see “— Office and Administrative Expenses.”
Except as described above, none of our executive officers or employees served as a member of our Compensation Committee and none of our executive officers served as a member of a compensation committee (or committee serving an equivalent function) of any other entity whose executive officers served as a member of our Board.

Elements of Compensation Programs
Base Salaries and Target Bonus
The table below sets forth a summary of the annual base salary and target bonus opportunities for each executive officer for 2025, made effective as of January 1, 2025.
Executive Officer	2025 Base Salary	Target Annual Cash Bonus Opportunity (As a % of Annual Base Salary)	Target Annual Cash Bonus Opportunity
Thomas R. Knott, Chief Executive Officer	$750,000	100%	$750,000
David M. Cote, Executive Chairman	$750,000	125%	$937,500
Kurt Schoen, Chief Financial Officer	$500,000	100%	$500,000
As noted above, our NEOs were eligible to receive annual cash incentive bonuses in 2025. We use annual cash incentive bonuses to motivate our NEOs to drive continuous improvement year over year and enhance stockholder value. Consistent with our compensation philosophy, these annual incentive bonuses are intended to help us deliver a competitive total cash compensation opportunity. Annual cash bonuses are discretionary, subject to specific performance achievements throughout the year, are not guaranteed, and may vary materially from year to year.
At its February 2026 meeting, the Compensation Committee approved the following bonus payments for 2025 (paid in March 2026) for our NEOs:
NEO	Target Annual Cash Bonus Opportunity	Payout Percentage	Actual Annual Cash Bonus Payment
Thomas R. Knott, Chief Executive Officer	$750,000	200%	$1,500,000
David M. Cote, Executive Chairman	$937,500	171%	$1,600,000
Kurt Schoen, Chief Financial Officer	$500,000	140%	$700,000
Long-Term Incentive Compensation
The Company maintains the Resolute Holdings Management, Inc. 2025 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards and substitute awards intended to align the interests of service providers, including our executive officers, with those of our stockholders. Grants of equity awards made after the Spin-Off by us to our non-employee directors are made under the Omnibus Incentive Plan. The Omnibus Incentive Plan is administered by our Compensation Committee.
No awards have been granted to our NEOs pursuant to the Omnibus Incentive Plan. The Board believes it is in the best interests of the Company that our NEOs are focused on improving operations and growing businesses that are managed by the Company. To properly align incentives across the Company and its managed businesses, our NEOs are eligible to receive long-term incentive compensation in the form of GPGI equity incentive awards.
Each of our NEOs entered into a consulting agreement with GPGI following completion of the Spin-Off and the transfer of their employment to the Company (each, a “Consulting Agreement”), under which each NEO is eligible to receive grants of options, restricted stock units or other equity incentive awards as determined by GPGI and will remain eligible to vest in equity incentive awards previously granted by GPGI, in exchange for provision of certain consulting and advisory services with respect to executing strategic corporate transactions and related activities and such other similar services as reasonably requested by GPGI (“Consulting Services”). For additional information regarding the Consulting Agreements, see “— Office and Administrative Expenses.”
No GPGI equity incentive awards were granted to our NEOs in 2025.

Health and Welfare Benefits
We provide other benefits to our NEOs, on the same basis as all of our employees. These benefits include medical, dental, and vision insurance, disability insurance, life insurance, accidental death and dismemberment insurance, health savings accounts and health and dependent care flexible spending accounts. We also provide vacation and other paid holidays to all employees, including our executive officers. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market, and our employees’ needs.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties to make our executive officers more efficient and effective, and for recruitment and retention purposes.
Retirement Benefits
The Company does not offer its employees non-qualified deferred compensation plans or defined benefit, pension or other similar plans. The only retirement benefits offered by the Company are through a tax-qualified 401(k) plan available to all full-time employees, including our NEOs. This plan provides employees the opportunity to contribute a portion of their annual earnings, subject to limits set by the U.S. Internal Revenue Code of 1986, as amended, for retirement savings on a pre-tax basis. The Company matches 100% of the first 3% and then 50% of the next 2% of plan compensation, which are 100% vested upon deposit.
Compensation Recoupment Policy
The Company adopted the Resolute Holdings Management, Inc. Compensation Recoupment Policy (the “Clawback Policy”) in compliance with the final clawback rules adopted by the SEC and NYSE listing standards (“Clawback Rules”). The Clawback Policy generally provides for the mandatory recovery of erroneously awarded “incentive-based compensation” (as defined in the Clawback Rules) from current and former executive officers in the event that the Company is required to prepare an accounting restatement in accordance with the Clawback Rules. A copy of the Clawback Policy is filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, the Board may, in appropriate cases, (i) take such other actions as it deems necessary to remedy such action or omission and prevent its recurrence and (ii) dismiss the officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the officer’s obligations to the Company as the Board determines appropriate.
2025 Summary Compensation Table
As noted above, each of our executive officers joined the Company after year-end 2024. Accordingly, the following table presents information regarding the compensation of the Company’s NEOs for services rendered during the fiscal year ended December 31, 2025 only:
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Thomas R. Knott Chief Executive Officer	2025	750,000	1,500,000				14,000	2,264,000
David M. Cote Executive Chairman	2025	750,000	1,600,000				14,000	2,364,000
Kurt Schoen Chief Financial Officer	2025	500,000	700,000				14,000	1,214,000

(1)
Reflects actual base salary amounts earned for 2025.

(2)
Reflects discretionary annual cash bonus amounts earned for 2025.

(3)
Represents matching contributions on up to 100% of the first 3% and then 50% of the next 2% of plan compensation in accordance with the Company’s 401(k) plan (subject to IRS limits and plan provisions).

Offer Letters of Our Executive Officers
GPGI entered into an offer letter with each of the NEOs (collectively, the “Offer Letters”). In connection with the Spin-Off, each Offer Letter has been amended and restated to reflect the transfer of the applicable NEO’s employment to the Company and his new executive officer position (collectively, the “A&R Offer Letters”).
A&R Offer Letter with Thomas R. Knott.   Mr. Knott is eligible to: (i) receive an annual salary of $750,000, which will be paid by the Company; (ii) receive an annual cash bonus with a target bonus amount equal to 100% of base salary, which will be paid by the Company; (iii) receive annual discretionary equity incentive awards (in addition to the October 1, 2024 sign-on stock option award to purchase CompoSecure shares with a grant date value of $6 million, vesting 1/4 annually over four years, with full acceleration upon (A) a termination by the Company without Cause (as defined in Mr. Knott’s A&R Offer Letter), (B) by Mr. Knott for Good Reason (as defined in Mr. Knott’s A&R Offer Letter) or (C) due to death or disability, that Mr. Knott received upon the commencement of his employment with CompoSecure); and (iv) participate in general Company employee benefit programs. Mr. Knott’s A&R Offer Letter subjects Mr. Knott to a 12-month post-termination non-competition covenant (unless he is terminated without Cause or resigns for Good Reason, in which case, the non-competition provision shall not apply), a 12-month post-termination non-solicitation of employees covenant and customary non-disparagement, confidentiality and IP assignment obligations. Mr. Knott’s A&R Offer Letter does not provide for any severance in the event of an involuntary termination.
A&R Offer Letter with David M. Cote.   Mr. Cote is eligible to: (i) receive an annual salary of $750,000; (ii) receive an annual cash bonus with a target bonus amount equal to 125% of base salary; (iii) receive annual discretionary equity incentive awards (in addition to the October 1, 2024 sign-on stock option award to purchase CompoSecure shares with a grant date value of $6 million, vesting 1/4 annually over four years, with full acceleration upon (A) a termination by the Company without Cause (as defined in Mr. Cote’s A&R Offer Letter), (B) by Mr. Cote for Good Reason (as defined in Mr. Cote’s A&R Offer Letter) or (C) due to death or disability, that Mr. Cote received upon the commencement of his employment with CompoSecure); and (iv) participate in general Company employee benefit programs. Mr. Cote’s A&R Offer Letter subjects Mr. Cote to a perpetual confidentiality covenant and does not provide for any severance in the event of his involuntary termination.
A&R Offer Letter with Kurt Schoen.   Mr. Schoen is eligible to: (i) receive an annual salary of $500,000; (ii) receive an annual cash bonus with a target bonus amount equal to 100% of base salary; (iii) receive annual discretionary equity incentive awards (in addition to the October 1, 2024 sign-on restricted stock unit award with a grant date value of $5.5 million, vesting in substantially equal installments on each of the third, fifth and seventh anniversaries of the grant date, with full acceleration upon a termination due to death or disability, that Mr. Schoen received upon the commencement of his employment with CompoSecure); and (iv) participate in general Company employee benefit programs. Mr. Schoen’s A&R Offer Letter subjects Mr. Schoen to a 24-month post-termination non-competition covenant, a 24-month post-termination non-solicitation of employees covenant and customary non-disparagement, confidentiality and IP assignment obligations. In the event of a termination by the Company without Cause, Mr. Schoen is entitled to a lump-sum payment equal to three months’ base salary.
2025 Outstanding Equity Awards
As noted above in the section titled “Elements of Compensation Programs — Long Term Incentive Compensation,” we have not granted equity awards to our NEOs. Accordingly, the tabular compensation disclosure requirements of the SEC’s executive compensation disclosure rules for emerging growth companies in respect of Outstanding Equity Awards at Fiscal Year End are not applicable to our situation and have been omitted from our 2025 executive compensation disclosure.

PROPOSAL 2: THE AUDITOR RATIFICATION PROPOSAL
Our Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board has put this proposal before the stockholders because it believes that seeking stockholder ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of E&Y is not ratified, the Audit Committee will evaluate the basis for the stockholder vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Change in Our Certifying Accountant
As previously reported on the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2026, on January 9, 2026, the Audit Committee (i) approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm and (ii) appointed E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Grant Thornton was previously engaged to audit the Company’s consolidated financial statements for the year ended December 31, 2025. The appointment of E&Y did not affect Grant Thornton’s engagement for the year ended December 31, 2025.
The audit report of Grant Thornton on the Company’s consolidated financial statements as of December 31, 2024 and for the period from September 27, 2024 (date of inception) to December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through the date hereof, there were no: (i) “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with its audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024, or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through the date hereof, neither the Company nor anyone on the Company’s behalf consulted with E&Y with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by E&Y to the Company that E&Y concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a “disagreement” or a “reportable event” (as these terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions).
The Company provided E&Y and Grant Thornton with a copy of the disclosures contained in this “Change in Our Certifying Accountant” section of the Proxy Statement.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers — What vote is required to approve each proposal?” above.

Representatives of E&Y are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from stockholders. They also will have the opportunity to make a statement if they desire to do so.
Board Recommendation
After careful consideration, the Board determined that ratification of the Audit Committee’s appointment of E&Y as our independent registered public accounting firm for 2026 is advisable and in the best interests of the Company and its stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF
THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.
Principal Accounting Fees and Services
The following table summarizes the aggregate fees billed for professional services rendered to us by Grant Thornton, our previous independent registered public accounting firm, during the fiscal years ended December 31, 2025 and 2024. All fees listed below were approved by our Audit Committee. A description of these fees and services follows the table.
	2025		2024
Audit Fees(1)		$435,710		$193,000
Audit-Related Fees(2)	$	―	$	―
Tax Fees(3)	$	―	$	―
All Other Fees(4)	$	―	$	―
TOTAL		$435,710		$193,000

(1)
Fees for audit services in 2025 and 2024 consisted of fees paid to Grant Thornton for professional services rendered in connection with the audit and reviews of the Company’s consolidated annual and interim financial statements.

(2)
There were no Audit-related fees billed by Grant Thornton for the fiscal years ended December 31, 2025 and December 31, 2024.

(3)
There were no Tax fees billed by Grant Thornton for the fiscal years ended December 31, 2025 and December 31, 2024.

(4)
There were no Other fees billed by Grant Thornton for the fiscal years ended December 31, 2025 and December 31, 2024.

Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee is exclusively authorized and directed to consider and, in its discretion, approve in advance all auditing services (including the fees and material terms thereof) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (“PCAOB”) proposed to be carried out for the Company by the independent auditors or by any other firm proposed to be engaged by the Company as its independent auditors. The Audit Committee delegates pre-approval authority to the Chair of the Audit Committee. In addition, the Chair may delegate pre-approval authority to one or more of the other members of the Audit Committee. Any pre-approval decisions by the Chair or member(s) to whom such authority is delegated shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management.
Report of the Audit Committee
The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting.
The Audit Committee of the Board has:
•
Established a charter outlining the practices it follows, a copy of which can be found on our website at https://resoluteholdings.com/corporate-governance.

•
Reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2025 with management;

•
Discussed with the Company’s independent registered public accounting firm the overall scope of, and plans for, its audit. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•
Received written disclosures and a letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee, and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of any pending litigation, taxation matters and other areas of oversight related to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Submitted by the members of the Audit Committee:
Joseph J. DeAngelo (Chair)
Roger Fradin
Wayne Hewett
Brian Hughes

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
The Company has adopted a written related person transaction policy which provides that the Audit Committee shall review any transaction that the Company determines would be required to be publicly disclosed as a related party transaction by the rules of the SEC applicable to the Company. The policy provides that any transaction which would be required to be publicly disclosed as a related party transaction by the rules of the SEC will be evaluated by the Audit Committee, and whether the related person’s interest in a transaction is material for purposes of the SEC’s rules will be considered in light of all relevant facts and circumstances available and deemed relevant to the Audit Committee (or the Audit Committee Chair/chairman of the Board, as appropriate).
Indemnification Agreements
The Charter contains provisions limiting the liability of directors and the Bylaws provide that the Company will indemnify its directors and executive officers to the fullest extent not prohibited by Nevada law. Subject to certain limitations, the Bylaws also require us to advance expenses incurred by our directors and officers. In addition, the Company has entered into indemnification agreements with its directors and officers. Each indemnification agreement provides for indemnification and advancement of expenses by the Company, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the State of Nevada.
Agreements Related to the Spin-Off
In connection with the completion of the Spin-Off, we entered into a Separation and Distribution Agreement, the CompoSecure Management Agreement and a U.S. Tax and Local Tax Sharing Agreement with GPGI and/or its direct, wholly owned subsidiary GPGI Holdings, L.L.C. (formerly known as CompoSecure Holdings, L.L.C., “GPGI Holdings”), and a Registration Rights Agreement with Holder (as defined below). The following summaries of these agreements are qualified in their entirety by reference to the full agreements, each of which is filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Separation and Distribution Agreement
In connection with the completion of the Spin-Off, we entered into a Separation and Distribution Agreement with GPGI, pursuant to which GPGI delivered 100% of the issued and outstanding shares of our Common Stock to the distribution agent for the Spin-Off to effectuate the delivery of the shares of our Common Stock to GPGI stockholders by means of a pro rata dividend. The Separation and Distribution Agreement also set out the principal actions to be taken in connection with the Spin-Off, including the transfer of assets and assumption of liabilities, and establishes certain rights and obligations between us and GPGI Holdings following the Spin-Off, including procedures with respect to claims subject to indemnification, the exchange of information between us and GPGI Holdings, and tax and other matters. Additionally, pursuant to the Separation and Distribution Agreement, since the Company’s inception date, GPGI Holdings has made cash contributions to the Company in 2025 totaling approximately $11.1 million.
CompoSecure Management Agreement
In connection with the completion of the Spin-Off, we entered into a Management Agreement with GPGI Holdings (the “CompoSecure Management Agreement”), pursuant to which we are responsible for managing the day-to-day business and operations, and overseeing the strategy, of GPGI Holdings and its controlled affiliates. Pursuant to the CompoSecure Management Agreement, GPGI Holdings pays us a quarterly management fee (the “CompoSecure Management Fee”), payable in arrears, in a cash amount equal to 2.5% of GPGI Holdings’ last 12 months’ Adjusted EBITDA, as defined in the CompoSecure Management Agreement, measured for the period ending on the fiscal quarter then ended (“Management Agreement Adjusted EBITDA”). Management Agreement Adjusted EBITDA reflects (a) GPGI Holdings’

earnings before interest, taxes, depreciation, depletion and amortization, extraordinary losses and expenses, one-time non-recurring expenses, and the CompoSecure Management Fee, less (b) GPGI’s selling, general and administrative expenses, adjusted for the same items above (“Parent Allocated Expense”, as defined in the CompoSecure Management Agreement). Management Agreement Adjusted EBITDA for GPGI Holdings is calculated without duplication of Husky Holdings’ (defined below) Adjusted EBITDA and its share of Parent Allocated Expense. GPGI Holdings is also required to reimburse us and our affiliates for our documented costs and expenses incurred on behalf of GPGI Holdings other than those expenses related to our or our affiliates’ personnel who provide services to GPGI Holdings under the CompoSecure Management Agreement. We will determine, in our sole and absolute discretion, whether a cost or expense will be borne by us or by GPGI Holdings. The CompoSecure Management Agreement has an initial term of 10 years and shall automatically renew for successive ten-year terms unless terminated in accordance with its terms. We and GPGI Holdings may each terminate the CompoSecure Management Agreement upon the occurrence of certain other limited events, and in connection with certain of these limited events, we have the right to require GPGI Holdings to pay a termination fee, which may be paid in cash, shares of common stock of GPGI or a combination of cash and stock. The CompoSecure Management Agreement also provides for certain indemnification rights in our favor, as well as certain additional covenants, representations and warranties. During the fiscal year ended December 31, 2025 and the current fiscal year to date, GPGI Holdings paid approximately $8.2 million and $4.0 million, respectively, in management fees and approximately $1.1 million and $0.1 million in expenses on the Company’s behalf in 2025 and 2026, respectively.
Letter Agreement with GPGI
In connection with the Spin-Off, we entered into a Letter Agreement with GPGI, pursuant to which GPGI (i) has delegated by resolution of the GPGI board of directors the authority to us to approve issuances of GPGI equity for M&A and equity awards, (ii) will issue GPGI equity pursuant to those delegations, (iii) will make customary representations, warranties and covenants in connection with any acquisition, business combination transaction or other transaction that is intended to qualify in whole or in part as a tax-free for U.S. federal income tax purposes, and is entered into, in each case, in accordance with the CompoSecure Management Agreement and (iv) will make filings and deliver notices in connection with the performance of our duties and obligations under the CompoSecure Management Agreement. The Letter Agreement is coterminous with the CompoSecure Management Agreement.
Registration Rights Agreement
In connection with the Spin-Off, we entered into a Registration Rights Agreement with Resolute Compo Holdings LLC pursuant to which we agreed that, upon the request of Resolute Compo Holdings LLC and its permitted transferees including Resolute ManCo Holdings LLC (collectively, “Holder”), subject to certain limitations, we will use our reasonable best efforts to effect the registration under applicable federal or state securities laws of any shares of our Common Stock held by Holder. If we intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities in a manner that would permit the registration for offer and sale of our common stock held by Holder, Holder has the right to include its shares of our common stock in that offering. We are generally responsible for all registration expenses in connection with the performance of our obligations under the registration rights provisions in the agreement, and Holder will be responsible for its own internal fees and expenses, any applicable underwriting discounts or commissions and any stock transfer taxes. The agreement also contains customary indemnification and contribution provisions by us for the benefit of Holder and, in limited situations, by Holder for the benefit of us with respect to the information provided by Holder included in any registration statement, prospectus or related document. Holder may transfer the benefits of the Registration Rights Agreement to transferees of the shares covered by the Registration Rights Agreement, provided that each transferee agrees to be bound by the terms of the Registration Rights Agreement.
U.S. State and Local Tax Sharing Agreement
In connection with the completion of the Spin-Off, we entered into a U.S. State and Local Tax Sharing Agreement with GPGI that governs the respective rights, responsibilities, and obligations of CompoSecure and us after the Spin-Off with respect to certain state and local tax matters in jurisdictions and for taxable periods in which we are required to file tax returns on a consolidated, combined, unitary or other group basis with GPGI (“Combined Returns”). Among other things, the U.S. State and Local Tax Sharing Agreement (i) allocates responsibility for the preparation and filing of Combined Returns and the payment of taxes due in connection therewith, (ii) determines the appropriate allocation of any such tax liability between us and GPGI, (iii) requires compensation to be paid by GPGI to us to the extent GPGI uses any tax attributes properly allocable to us to offset taxes otherwise allocable to GPGI, and vice versa, (iv) allocates responsibility for the conduct of tax contests arising with respect to Combined Return, and (v) ensures that the parties are aligned on cooperating and coordinating with respect to Combined Returns.
Board Adviser Agreement
On February 28, 2025, upon the completion of the Spin-Off, Roger Fradin resigned from the board of directors of GPGI for personal reasons and not as a result of any disagreement with management or any matter relating to GPGI’s operations, policies or practices. In connection with Mr. Fradin’s resignation, CompoSecure entered into a Board Adviser Agreement with Fradin Consulting LLC (“Fradin Consulting”) and us (the “GPGI Board Adviser Agreement”), effective as of the date of Mr. Fradin’s resignation, for a period of 12 months subject to automatic renewal for 12-month periods unless earlier terminated in accordance therewith. Pursuant to the GPGI Board Adviser Agreement, Mr. Fradin, as the representative of Fradin Consulting, provides advisory services to the board of directors of GPGI in exchange for which Fradin Consulting receives an annual cash retainer fee of $50,000, payable quarterly by GPGI in arrears, and Mr. Fradin, on behalf of Fradin Consulting, receives an annual award of options to purchase shares of GPGI common stock with a fair market value, as defined in the Amended and Restated GPGI, Inc. Non-Employee Director Compensation Policy, of $150,000.
Office and Administrative Expenses
The Company has entered into an agreement with SRM Equity Partners, LLC (“SRM”) pursuant to which SRM provides certain services to the Company, including executive administration services and office space for use by Mr. David M. Cote, for approximately $359,000 during the fiscal years ending December 31, 2025. Mr. John D. Cote is the managing member of SRM.
Consulting Agreements
Certain employees of the Company (“Consultants”) have entered into Consulting Agreements with GPGI pursuant to which the Consultants provide Consulting Services. In exchange for the Consulting Services, the Consultants shall be eligible to receive grants of restricted stock units or other equity incentive awards as determined by GPGI and shall remain eligible to vest in any equity incentive awards previously granted to Contractor by GPGI. The aggregate grant date fair value of such grants since the beginning of the fiscal year ending December 31, 2026 to Mr. David M Cote, Mr. Knott and Mr. Schoen were $11.0 million, $10.0 million and $1.25 million, respectively.
LLC Agreement of GPGI Holdings
GPGI is the sole member and sole equity holder of GPGI Holdings, which is consolidated in the Company’s financial statements. In accordance with the Third Amended and Restated Limited Liability Company Agreement of GPGI Holdings, GPGI from time to time receives distributions from GPGI Holdings and GPGI Holdings from time to time will pay expenses on behalf of GPGI. There were approximately $21.7 million and $43.4 million of distributions to GPGI from GPGI Holdings during the fiscal year ended December 31, 2025 and the current fiscal year to date, respectively.
Agreements Related to the Husky Transaction
On November 2, 2025, GPGI entered into a Share Purchase Agreement with entities affiliated with Platinum Equity, pursuant to which GPGI combined with Husky Technologies Limited for aggregate consideration of approximately $4.976 billion, comprised of cash and shares of GPGI’s Class A Common Stock (the “Husky Combination”). Concurrently with the execution of the Share Purchase Agreement, GPGI entered into purchase agreements with certain investors (the “PIPE Investors” and such agreements, the

“PIPE Purchase Agreements”), pursuant to which GPGI agreed to issue and sell to such investors in a private placement an aggregate of 106.1 million shares of GPGI Class A Common Stock at a purchase price per share of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion, subject to consummation of the Husky Combination (the “PIPE Transaction,” and together with the Husky Combination, the “Husky Transaction”). The Husky Transaction was completed on January 12, 2026, whereby Husky Holdings LLC (“Husky Holdings”) became a wholly owned subsidiary of GPGI Holdings.
PIPE Purchase Agreements
The following related parties purchased approximately 813,523 shares of GPGI Class A Common Stock in the PIPE Transaction pursuant to those PIPE Purchase Agreements at the same price per share and otherwise pursuant to the PIPE Purchase Agreements with all other PIPE Investors:
•
David M. Cote’s spouse purchased 54,055 shares of GPGI Class A Common Stock;

•
Joseph Tucker Knott, a family member of Thomas R. Knott, one of our directors and our Chief Executive Officer, purchased 21,622 shares of GPGI Class A Common Stock;

•
Mary Garland Knott, a family member of Thomas R. Knott, purchased 16,217 shares of GPGI Class A Common Stock;

•
Sarah Knott, a family member of Thomas R. Knott, purchased 21,622 shares of GPGI Class A Common Stock;

•
John Barker, a family member of Thomas R. Knott, purchased 67,568 shares of GPGI Class A Common Stock;

•
Joseph DeAngelo, one of our directors, purchased 270,271 shares of GPGI Class A Common Stock;

•
Paul Galant, one of our directors, purchased 54,055 shares of GPGI Class A Common Stock;

•
Krishna Mikkilineni, one of our directors, purchased 64,865 shares of GPGI Class A Common Stock;

•
A trust controlled by Roger Fradin, one of our directors, purchased 54,055 shares of GPGI Class A Common Stock;

•
Mark James, one of our directors, purchased 54,055 shares of GPGI Class A Common Stock;

•
Brian Hughes, one of our directors, purchased 27,028 shares of GPGI Class A Common Stock; and

•
Tim Mahoney, one of our directors, purchased 270,271 shares of GPGI Class A Common Stock.

Husky Management Agreement
On January 12, 2026, in connection with the Husky Combination, the Company entered into a Management Agreement with Husky Holdings (the “Husky Management Agreement”), the terms of which are substantially identical to the terms of the CompoSecure Management Agreement. Pursuant to the Husky Management Agreement, we are responsible for managing the day-to-day business and operations, and overseeing the strategy, of Husky Holdings and its subsidiaries. Husky Holdings agreed to pay us a quarterly management fee, payable in arrears, in a cash amount equal to 2.5% of Husky Holdings’ last 12 months’ Adjusted EBITDA, as defined in the Husky Management Agreement, measured for the period ending on the fiscal quarter then ended (“Husky Management Agreement Adjusted EBITDA”). Husky Management Agreement Adjusted EBITDA reflects (a) Husky Holdings’ earnings before interest, taxes, depreciation, depletion and amortization, extraordinary losses and expenses, one-time non-recurring expenses, and the Husky Management Fee, less (b) Parent Allocated Expense, as defined in the Husky Management Agreement. Husky Management Agreement Adjusted EBITDA for Husky Holdings is calculated without duplication of GPGI Holdings’ Adjusted EBITDA and its share of Parent Allocated Expense. Pursuant to the Husky Management Agreement, Husky Holdings is also required to reimburse us and our affiliates for our documented costs and expenses incurred on behalf of Husky Holdings, subject to certain exceptions, in our sole discretion. Following its initial ten-year term, the Husky Management Agreement will automatically renew for successive and additional ten-year terms, unless terminated in accordance with its terms. We and Husky Holdings may each terminate the Husky Management Agreement upon the occurrence of certain other limited events, and in connection with certain of these limited events, we have the right to require Husky Holdings to pay a termination fee, which may be paid in cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock. The Husky Management Agreement also provides for certain indemnification rights in our favor, as well as certain additional covenants, representations and warranties. We expect to begin receiving management fees pursuant to the Husky Management Agreement commencing in the second quarter of the fiscal year ending December 31, 2026, subject to our ability under the Husky Management Agreement to waive the payment of management fees.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION
Deadline for Submission of Stockholder Proposals and Recommendations for Director
Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for our 2027 annual meeting must be received by us no later than the close of business on December 25, 2026.
In order for a stockholder to nominate a person for election to the Board or bring other business before the 2027 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our Bylaws, which require that the stockholder deliver written notice to the Corporate Secretary and comply with the other requirements set forth in the Bylaws. Specifically, we must receive this notice not less than 90 days (March 13, 2027) and not greater than 120 days (February 11, 2027) prior to the first anniversary of the Annual Meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees under SEC Rule 14a-19 must comply with the applicable provisions of our Bylaws, as well as complying with the additional requirements of SEC Rule 14a-19, including the delivery of the notice required by SEC Rule 14a-19(b) by April 12, 2027. Any stockholder nomination must be submitted at c/o Resolute Holdings Management, Inc., 445 Park Avenue, Suite 5B, New York, NY 10022, Attention: Corporate Secretary.
Annual Report
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is included with these proxy materials. A copy of our Annual Report on Form 10-K, including the financial statements included therein, is also available without charge on our website at https://resoluteholdings.com/financial-information or upon written request to us at c/o Resolute Holdings Management, Inc., 445 Park Avenue, Suite 5B, New York, NY 10022, Attention: Corporate Secretary.
Householding of Meeting Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name will receive a single envelope containing the proxy materials for all stockholders having that address. The proxy materials for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.
Upon written or oral request, the Company will deliver a separate copy of proxy materials to any stockholder at a shared address to which a single set of proxy materials was delivered and who wishes to receive separate sets in the future. Stockholders receiving multiple sets of proxy materials may likewise request that the Company deliver a single set of proxy materials in the future. Stockholders may notify the Company of their requests by calling the Company at its principal executive offices at (212) 256-8405 or writing to 445 Park Avenue, Suite 5B, New York, NY 10022, Attention: Corporate Secretary.
If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.
Expenses and Solicitation
All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. The Company may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.
Other Matters
The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.
To the extent that information contained in this Proxy Statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.
This Proxy Statement and our Annual Report on Form 10-K is available in the “Financial Information” section of our website at https://resoluteholdings.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to: Resolute Holdings Management, Inc., 445 Park Avenue, Suite 5B, New York, NY 10022, Attention: Legal.
If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.
Where You Can Find Additional Information
We are subject to the informational requirements of the Exchange Act, and are required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that we file with the SEC, including this Proxy Statement, may be accessed from the SEC’s website on the Internet at www.sec.gov, free of charge. You may also obtain any reports, statements or other information that we file with the SEC by accessing our website at https://resoluteholdings.com or you may request such reports, statements or other information in writing or by telephone as follows:
Resolute Holdings Management, Inc.
445 Park Avenue, Suite 5B
New York, NY 10022
Attention: Corporate Secretary
Telephone: (212) 256-8405
The information contained on our website or in any of our reports filed with the SEC shall not be deemed to be incorporated by reference into this Proxy Statement, except to the extent we specifically incorporate it by reference.
We have not authorized anyone to provide you with information that differs from that contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as on any date other than the date of the Proxy Statement, and the mailing of this Proxy Statement to our stockholders shall not create any implication to the contrary.
Attendance at Annual Meeting
For instructions on how to attend the virtual Annual Meeting, please refer to www.virtualshareholdermeeting.com/RHLD2026. You are urged to authorize your proxy via the Internet,

or, if you have requested paper copies of our proxy materials, complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting.
By Order of the Board of Directors,
David A.P. Marshall Chief Legal Counsel and Corporate Secretary
Dated: April 24, 2026

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V92104-P51258 For Against Abstain ! ! ! ! ! ! ! ! ! RESOLUTE HOLDINGS MANAGEMENT, INC. 445 PARK AVENUE, SUITE 5B NEW YORK, NY 10022 Nominees: 1. Election of Directors 1a. Joseph J. DeAngelo 1b. Brian F. Hughes 1c. Mark R. James 1d. Thomas R. Knott RESOLUTE HOLDINGS MANAGEMENT, INC. The Board of Directors recommends you vote FOR all of the nominees listed below on proposal 1: The Board of Directors recommends you vote FOR the following proposal 2: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. A proposal to ratify the appointment of Ernst & Young LLP as Resolute Holdings Management, Inc.'s independent registered public accounting firm for the year ending December 31, 2026. For Withhold ! ! SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RHLD2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V92105-P51258 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Company's Annual Report and Proxy Statement are available at www.proxyvote.com. RESOLUTE HOLDINGS MANAGEMENT, INC. Annual Meeting of Stockholders June 11, 2026 11:00 AM Eastern Time This proxy is solicited by the Board of Directors The undersigned, revoking any prior proxies, hereby appoints Thomas R. Knott and Kurt Schoen and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/RHLD2026, on Thursday, June 11, 2026 at 11:00 a.m., Eastern Time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 24, 2026, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof. If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the nominees listed in Proposal 1 to serve as directors on the Board of Directors and FOR Proposal 2 to ratify the appointment of Ernst & Young LLP as Resolute Holdings Management, Inc.’s independent registered public accounting firm for the year ending December 31, 2026, and at their discretion on any other matter that may properly come before the meeting or any adjournments thereof. Continued and to be signed on reverse side